 As filed with the Securities and Exchange Commission on February 3, 1995.
                                                     Registration No. __________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ADAC LABORATORIES
             (Exact name of registrant as specified in its charter)

                                    California
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      (I.R.S. Employer Identification No.)

                                540 ALDER DRIVE
                          MILPITAS, CALIFORNIA  95035
                                 (408) 321-9100
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive office)

                     DAVID L. LOWE, CHIEF EXECUTIVE OFFICER
                               ADAC LABORATORIES

                                540 ALDER DRIVE
                          Milpitas, California  95035
                                 (408) 321-9100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                      RALPH L. BLOCK OR KRISTON D. QUALLS
                       GRAVEN PERRY BLOCK BRODY & QUALLS
                       523 West Sixth Street, Suite 1130
                         Los Angeles, California  90014
                                 (213) 680-9770

===============================================================================

        Approximate date of commencement of proposed sale to the public:
        ----------------------------------------------------------------
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which constitutes part of this Registration Statemement also relates to an aggregate of 136,645 shares of the Registrant's common stock registered on Form S-3, Registration No. 33-75074, of which 106,845 remain unsold under such Registration Statement and are included in this Prospectus.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================

Title of Each                                 Proposed             Proposed
Class of                                      Maximum              Maximum
Securities to            Amount to be      Offering Price          Aggregate              Amount of
be Registered             Registered        Per Share(1)       Offering Price(1)       Registration Fee
Common Stock               136,641           $7.25(1)            $990,647.25               $341.60

=======================================================================================================

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
         The closing price of the Registrant's Common Stock on February 1,
         1995, as reported in the "Wall Street Journal", was $7.25 per share.

=======================================================================================================

                               ADAC LABORATORIES

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM NUMBER AND CAPTION                                        PROSPECTUS HEADING
- -----------------------                                        ------------------
1.         Forepart of the Registration Statement and          Cover Page
           Outside Front Cover Page of Prospectus

2.         Inside Front and Outside Back Cover                 Inside Front
           Pages of Prospectus

3.         Summary Information, Risk Factors and               The Company; Risk Factors
           Ratio of Earnings to Fixed Charges

4.         Use of Proceeds                                     Use of Proceeds

5.         Determination of Offering Price                     Plan of Distribution

6.         Dilution                                            Not Applicable

7.         Selling Security-Holders                            Selling Shareholders

8.         Plan of Distribution                                Plan of Distribution

9.         Description of Securities to be Registered          Incorporation of Certain Information by Reference

10.        Interests of Named Experts and Counsel              Legal Opinions; Experts

11.        Material Changes                                    Risk Factors

12.        Incorporation of Certain Information by             Incorporation of Certain Information by
           Reference                                           Reference

13.        Disclosure of Commission Position on                Not Applicable
           Indemnification for Securities Act Liabilities

                                 243,486 SHARES

                               ADAC LABORATORIES

                                  COMMON STOCK

                                _______________


         All 243,486 shares of Common Stock of ADAC Laboratories (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. For information respecting the Selling Shareholders and the plan of distribution of the shares, see "Selling Shareholders" and "Plan of Distribution" herein. The Company's Common Stock is traded in the over-the-counter market and is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System under the symbol "ADAC". On February ___, 1995, the last reported closing price for the Common Stock was $________. See "Price Range of Common Stock".

         THIS OFFERING WILL EXPIRE AT 5:00 P.M., (PST) ON NOVEMBER 17, 1995.

         THIS OFFERING INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS."

                                 ______________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ______________

         This offering price will be the market price prevailing at the time of sale or a negotiated price. See "Plan of Distribution". All discounts, commissions or concessions allowed to underwriters, dealers, brokers or agents in connection with the shares offered hereby will be paid by the Selling Shareholders. The Company is obligated to pay certain expenses in connection with the offering of the shares, estimated at approximately $5,000. For further information concerning the method by which the offering price for the shares will be determined and the possible sales expenses to be incurred by the Selling Shareholders, see "Plan of Distribution" herein.

         The date of this Prospectus is February ___, 1995.
                                 ______________

         No person is authorized in connection with the offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter. This Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 ______________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION . . . . . . . . . . . . . .  . . . . . . . . . . . .   4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  . . . . . . . . . . . .   5

THE COMPANY . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   6

RISK FACTORS  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   6

USE OF PROCEEDS . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   8

PRICE RANGE OF COMMON STOCK . . . . . . . . . . .  . . . . . . . . . . . .   9

SELLING SHAREHOLDERS  . . . . . . . . . . . . . .  . . . . . . . . . . . .  10

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . .  . . . . . . . . . . . .  11

LEGAL OPINIONS  . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .  12

EXPERTS . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .  12

ADDITIONAL INFORMATION  . . . . . . . . . . . . .  . . . . . . . . . . . .  12


                                 ______________

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional Offices of the Commission at 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604; and Room 1100, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10007. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission by the Company are incorporated in the Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1994.

         (b) The Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated January 26, 1994.

         Furthermore, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents described above, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to Investor Relations at the principal executive offices of the Company, 540 Alder Drive, Milpitas, California 95035, telephone (408) 321-9100.

                                  THE COMPANY

         ADAC Laboratories ("ADAC" or "the Company") designs, develops, manufactures, sells and services medical imaging and information systems used in hospitals and clinics world-wide in nuclear medicine, radiology, cardiology and oncology.

         The Company markets the following diagnostic imaging and information systems:

                 Nuclear Medicine Systems

                 Digital Angiography Systems

                 Radiology Information Systems

                 Radiation Treatment Planning Systems

         ADAC was incorporated in California on October 14, 1970. Its principal offices are located at 540 Alder Drive, Milpitas, California 95035, and its telephone number at that location is (408) 321-9100.


                                  RISK FACTORS

         The following factors should be carefully considered in evaluating the Company and its business before purchasing any Shares of Common Stock offered by this Prospectus:

         1.      COMPETITION.

                 The Company believes that the key to success in its markets is to develop cost-effective and technologically superior products and systems in hardware, clinical software, and other applications. ADAC's ability to compete successfully depends on its ability to commercialize new hardware technology and software developments ahead of its competitors, priced to enable the user to increase revenue or to reduce costs. The Company seeks to continuously update its user software to improve the efficiency and competitiveness of its systems. Other key points on which the Company competes include service and support capabilities, high product reliability and its worldwide distribution network.

                 In the Nuclear Medicine market, the Company competes with several other suppliers in providing integrated camera/computer products and systems. The Company's share of this market in 1994 was believed to be 31%, giving the Company a substantial lead over its nearest competitors. The Company believes that its ability to produce a multi-head gamma camera in 1991 as replacements for single-head circular field-of-view cameras resulted in a significant redistribution of business among existing and new competitors, driving the Company's market share growth. The Company believes that this sensitivity to new products will remain and the Company will need to continue to enhance and improve its products to remain competitive.

                 In addition to the rapid development of innovative and cost-effective new products, the Company believes that other competitive factors include patient throughput, system functionality, image quality, computer processing speed, price and product reliability and support. The Company believes that rapid development and introduction of new products will remain a critical competitive factor. No assurances are given that the Company will be able to continue introducing new, competitive products.

                 With the acquisition of SD&G Healthcare Systems, the Company has become the acknowledged leader in the radiology information systems market. The Company believes that key competitive factors include the functionality of the application software, hardware and software support services, integration expertise with hospital information systems, digital dictation systems, picture archiving systems and price.

         2.      GOVERNMENT REGULATION.

                 The Company's Nuclear Medicine, Radiation Therapy Planning and Radiology Businesses are regulated by the Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act ("Amendments") of 1976 and the Safe Medical Device Act of 1990. Regulations include meeting certain requirements related to marketing, manufacturing, labeling, packaging, and distribution of most of the Company's products. The FDA has the authority to issue new performance standards on any medical device. Unscheduled FDA inspections of the Company's facilities may occur from time to time to determine compliance with these and other FDA regulations. Certain requirements must be met prior to the initial marketing of medical devices.

                 As a result, the Company is required to make certain submissions to the FDA and comply with Good Manufacturing Practices ("GMP"), which includes the creation and maintenance of certain records. The FDA requires all manufacturers of medical devices to prove that their products are equivalent to predicate devices and are safe and effective. This process is known as PMA (Pre-market Approval), and most commonly takes the form of a 510K submission. 510K approval is required for all medical devices before orders can be obtained and distributed. Currently these approvals for distribution are extending beyond the prescribed 90 day limit due to resource issues within the FDA.

                 Certain additional requirements of other federal laws and of state, local and foreign governments exist, which may apply to the manufacture and marketing of the Company's products and to products such as radiopharmaceuticals, which are used in conjunction with the Company's products.

         3.      LITIGATION.

                 During August 1993, a lawsuit was filed by a competitor, Elscint Limited, alleging infringement of six patents relating to Nuclear Medicine imaging and Digital Fluoroscopy technology. The plaintiff sought among other relief, an unspecified amount of compensatory damages and an injunction against alleged further infringement. The Company filed counterclaims in the same action. Without either party admitting any liability, the case was ultimately settled during September, 1994, by the parties dismissing the pending lawsuits, agreeing to not sue each other with respect to nuclear medicine intellectual property matters for ten years, and the Company agreeing to pay Elscint $2,000,000. These types of cases could become more prevalent with the industry as competition increases.

                                USE OF PROCEEDS

         All of the shares offered hereby are being sold for the account of selling shareholders. Therefore, the Company will not receive any of the proceeds from this offering.

                          PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded on the NASDAQ National Market System under the symbol ADAC. There were approximately 3,077 holders of record of the Company's Common Stock at November 30, 1994. The table below provides the quarterly closing prices in the NASDAQ National Market System for the periods indicated, as reported in the Wall Street Journal. The following quarters correspond to the Company's fiscal quarters.


               Fiscal 1994            Fiscal 1993             Fiscal 1992
              --------------        ---------------         --------------
              High       Low        High        Low         High       Low
              ----       ---        ----        ---         ----       ---
1st Qtr.    $14 3/8    $11 3/4    $15 9/16    $10 5/16    $ 5 5/8    $3 9/16
2nd Qtr.     14 1/8      8         16 5/8      12 3/16     13 5/16    5 1/16
3rd Qtr.     10          7 3/4     13 3/4       9 3/4      12 3/16    7 7/8
4th Qtr.      9 1/8      6 1/8     15 1/8      11 3/8      12 3/16    8 13/16


                              SELLING SHAREHOLDERS

         The following table sets forth with respect to each selling shareholder (i) the number of outstanding shares of Common Stock owned beneficially at January 1, 1995 and (ii) the number of outstanding shares to be owned after the offering (assuming all shares are sold in this offering).


                                Number of Shares                      Number of Shares
Name of Selling                  Owned Prior to    Number of Shares     to be Owned
Shareholder                         Offering        Offered Hereby     After Offering
- ---------------                 ----------------   ----------------   ----------------
Smith Dennis & Gaylord, Inc.           39,393            39,393               0

Dennis Family Trust UAD                78,939            78,939               0
6/7/83

Donald L. Gaylord, Trustee of          66,737            66,737               0
the Gaylord Separate Property
Trust, dated 11/4/93

American Protection Services           18,202            18,202               0

David L. Dunbar                        17,270            17,270               0

William J. Haag                         2,426             2,426               0

James H. Rowney                         1,626             1,626               0

Edward A. Hughes                          138               138               0

Barbara Jones                             138               138               0

Barbara G. Nelson                         415               415               0

Leiby Family 1992 Trust                 18,202           18,202               0
                                       -------          -------
Total                                  243,486          243,486



         The shares offered hereby are being registered at the request of the selling shareholders pursuant to registration rights granted pursuant to an Agreement and Plan of Reorganization between the Company, ADAC Acquisition, Inc. and SD&G Healthcare Systems, Inc., dated November 16, 1993.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell the Shares being offered hereby: (i) through underwriters, (ii) through dealers or in ordinary broker transactions,
(iii) "at the market" to or through a marketmaker or into an existing market for the Shares, (iv) in other ways not involving marketmakers or established trading markets, including direct sales to purchasers or sales effected through an agent or (v) combinations of any such methods of sale. The shares will be sold at market prices prevailing at the time of sale or negotiated prices. The Company has advised the Selling Shareholders of the need for delivery of copies of this Prospectus, and will make sufficient copies of the Prospectus available for such purpose. Unless otherwise agreed to by the Company, this offering will terminate November 17, 1995, and the registration statement will be withdrawn by the Company promptly thereafter.

         If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the Selling Shareholders will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

         Sale of Shares "at the market," and not at a fixed price, which are made into an existing market for the Shares will be made by the Selling Shareholders to or through one or more marketmakers, acting as principal or as agent. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

         If an underwriter or underwriters are utilized in a syndicated public offering, the participating Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters and the terms of the transaction will be set forth in a Prospectus Supplement which will be used by the underwriters to make resales of the Shares in respect of which this Prospectus is delivered to the public.

         The Company has informed all Selling Shareholders of the need to comply with Rule 10b-6 under the Securities Exchange Act of 1934 and related anti-manipulative rules with respect to market sales of the shares offered hereby. Under Rule 10b-6, persons selling securities in a distribution (as defined in Rule 10b-6), together with their affiliates, are precluded from concurrently purchasing the same or similar securities.

         The Selling Shareholders have advised the Company that, prior to the date of this Prospectus, they have made no arrangements with any brokerage firm or otherwise regarding sale the of their shares.

         The shares offered hereby are eligible for sale only in certain states, and in some of those states may be offered or sold only to "institutional investors" as defined under applicable state securities laws.

         This Prospectus will be supplemented to summarize the terms of any sales through underwriters or dealers, together with any discounts, commissions or concessions allowed to such underwriters or dealers in connection therewith. No sales or distributions other than as described herein may be effected until after this Prospectus shall have been appropriately amended or supplemented.

                                 LEGAL OPINIONS

         Certain legal matters in respect of the Common Stock offered hereby will be passed upon for the Company by Graven Perry Block Brody & Qualls, 523 West Sixth Street, Suite 1130, Los Angeles, California 90014.

                                    EXPERTS

         The consolidated statements and related financial statement schedules of ADAC Laboratories and Subsidiaries, included in the Report on Form 10-K of the Company for the fiscal year ended October 2, 1994 referred to above, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report dated October 25, 1994, except for Note 10 as to which the date is December 7, 1994, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows all expenses of the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions:

         Registration fee . . . . . . . . . . . . . . . .     341.60
         Trustee and transfer agent fees. . . . . . . . .   2,000.00
         Legal fees . . . . . . . . . . . . . . . . . . .   2,000.00
         Accounting fees. . . . . . . . . . . . . . . . .   2,000.00
         Blue sky filing fees and expenses. . . . . . . .       -0-
         Miscellaneous expenses . . . . . . . . . . . . .       -0-
           TOTAL. . . . . . . . . . . . . . . . . . . . .  $6,341.60

         All amounts listed above, except for the registration fees, are estimates.

15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law permits indemnification of directors, officers and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VII of the Registrant's Articles of Incorporation authorizes the Registrant to indemnify its officers and directors in accordance with the General Corporation Law. Indemnification also may be granted pursuant to existing bylaws or bylaw provisions that may be adopted in the future, pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of shareholders or directors.

16.      EXHIBITS

         (a)     Exhibits:

EXHIBIT         DESCRIPTION
- -------         -----------

 5.1            Opinion of Graven Perry Block Brody & Qualls

23.1            Consent of Coopers & Lybrand, L.L.P.

23.2            Consent of Graven Perry Block Brody & Qualls
                (included in EXHIBIT 5.1 hereto)

17.      UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 31st day of January, 1995.

                                       ADAC LABORATORIES


                                       By  /s/ David L. Lowe
                                           -----------------------------
                                           David L. Lowe
                                             Chief Executive Officer

                               POWER OF ATTORNEY

         The officers and directors of ADAC Laboratories, whose signatures appear below, hereby constitute and appoint David L. Lowe and Dennis R. Mahoney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his or their substitutes, shall do or cause to be done by virtue hereof.
          ________________________________________________________

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                 DATE
- ----------------------------     -----------------------------------------------     ----------------

/s/ Stanley D. Czerwinski        Chairman of the Board and Director                  January 20, 1995
- ----------------------------
Stanley D. Czerwinski


/s/ David L. Lowe                Chief Executive Officer and Director (Principal     January 31, 1995
- ----------------------------     Executive Officer)
David L. Lowe


/s/ Dennis R. Mahoney            Chief Financial Officer and Secretary-Treasurer     January 31, 1995
- ----------------------------     (Principal Financial and Accounting Officer)
Dennis R. Mahoney


/s/ William J. Chappell          Corporate Controller (Principal Accounting          January 31, 1995
- ----------------------------     Officer)
William J. Chappell


/s/ Robert L. Miller             Director                                            January 20, 1995
- ----------------------------
Robert L. Miller


/s/ Thomas A. McPherson          Director                                            January 31, 1995
- ----------------------------
Thomas A. McPherson


/s/ F. David Rollo               Director                                            January 31, 1995
- ----------------------------
F. David Rollo


/s/ Edmund H. Shea, Jr.          Director                                            January 31, 1995
- ----------------------------
Edmund H. Shea, Jr.